UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2024

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue
Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 9, 2024, Viad Corp, a Delaware corporation (the “Company”), issued a press release announcing its (i) intent to effect a mandatory conversion (the “Mandatory Conversion”) of all of the shares of its 5.5% Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and (ii) issuance of a Notice of Conversion (the “Conversion Notice”) to holders (the “Holders”) of the Company’s Preferred Stock, providing notice to the Holders of the Company’s intent to exercise its Mandatory Conversion right pursuant to the terms of the Certificate of Designations of 5.5% Series A Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on August 5, 2020 (“Certificate of Designations”).

The Certificate of Designations provides the Company the right to effect the Mandatory Conversion of all, but not less than all, of the outstanding shares of Preferred Stock, but only if the volume-weighted average price (“VWAP”) per share of Common Stock exceeds $42.50 for at least twenty trading days (whether or not consecutive) during the thirty consecutive trading days ending on, and including, the trading day immediately prior to date of the Conversion Notice for such Mandatory Conversion. This VWAP threshold was met on December 6, 2024.

The Company has established the effective date of the Mandatory Conversion as December 31, 2024, at which time, all 135,000 shares of Preferred Stock will be converted into approximately 6.7 million shares of Viad’s common stock, par value $1.50 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations. Currently, there are approximately 21.3 million shares of Common Stock outstanding. Following the settlement of the Mandatory Conversion, there will be approximately 28 million shares of Common Stock outstanding (assuming no additional shares of Common Stock are issued between the date hereof and the Mandatory Conversion Date), and no shares of Convertible Preferred Stock will remain outstanding, and no additional dividends will accrue or be payable on the Preferred Stock.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The information in this Current Report on Form 8-K, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Viad Corp Press Release dated December 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: December 9, 2024	By:	/s/ Jonathan A. Massimino
Jonathan A. Massimino
	Title:	General Counsel & Corporate Secretary